Exhibit 99

2000 Westchester Avenue, Purchase, New York 10577 • (914) 701-8000

FOR IMMEDIATE RELEASE

Contacts: Investors –InvestorRelations@atlasair.com
                 Media – CorpCommunications@atlasair.com

Atlas Air Worldwide

Reports Third-Quarter 2022 Results

Continues to Expect Closing of Pending Sale of the Company to

Investor Group in 4Q22 or 1Q23

•             Reported Net Income of $60.1 Million

•             Adjusted EBITDA of $194.0 Million

•             Adjusted Net Income of $78.8 Million

PURCHASE, N.Y., November 3, 2022 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced third-quarter 2022 net income of $60.1 million, or $1.79 per diluted share, compared with net income of $119.5 million, or $3.91 per diluted share, in the third quarter of 2021.

On an adjusted basis, EBITDA totaled $194.0 million in the third quarter this year compared with $280.5 million in the third quarter of 2021. Adjusted net income in the third quarter of 2022 totaled $78.8 million, or $2.69 per diluted share, compared with $145.4 million, or $4.88 per diluted share, in the third quarter of 2021.

“We continued to see strong demand for our services during the third quarter,” said Atlas Air Worldwide President and Chief Executive Officer John W. Dietrich. “We were also pleased to announce a long-term ACMI (aircraft, crew, maintenance and insurance) agreement under which all four of our new and incoming 777-200 freighters are placed with MSC Mediterranean Shipping Company SA.”

Mr. Dietrich continued: “Notwithstanding this strong demand, our third-quarter performance was impacted by operational disruptions related to an increase in COVID-19 cases, particularly in July and August, as well as the effects of Hurricane Ian at the end of the quarter. I would like to thank our Atlas team for working together through these challenges on behalf of our customers.”

Transaction Update

As previously announced, on August 4, 2022, Atlas Air Worldwide entered into a definitive agreement to be acquired by an investor group led by funds managed by affiliates of Apollo Global Management, Inc., together with investment affiliates of J.F. Lehman & Company, LLC and Hill City Capital LP. In light of this pending acquisition, Atlas Air Worldwide will not hold an earnings conference call or provide forward-looking guidance. In connection with the proposed transaction, the Company filed a definitive proxy statement with the Securities and Exchange Commission and will hold a related special meeting of shareholders on November 29, 2022.

The Company continues to expect to complete this transaction in the fourth quarter 2022 or the first quarter 2023.

Third-Quarter Results

Revenue grew to $1.1 billion in the third quarter of 2022 compared with $1.0 billion in the prior-year quarter. Volumes in the third quarter of 2022 totaled 79,274 block hours compared with 90,363 in the third quarter of 2021.

Higher Airline Operations revenue primarily reflected an increase in the average rate per block hour, partially offset by a reduction in block hours flown. The higher average rate per block hour was primarily due to higher fuel prices and higher yields (net of fuel), including the impact of new and extended long-term contracts and increased cargo flying for the AMC. Block hours decreased primarily due to operational disruptions related to an increase in COVID-19 cases (which were significantly higher in July and August), our operation of fewer passenger flights and the effects of Hurricane Ian. The increase in cases and effects of the hurricane adversely impacted our crew availability and our ability to position them due to the widespread and well-publicized cancellations of commercial passenger flights.

Airline Operations segment contribution decreased during the quarter primarily due to increased pilot costs related to our new collective bargaining agreement (CBA), higher overtime pay related to an increase in COVID-19 cases (which were significantly higher in July and August), as well as higher premium pay for pilots operating in certain areas significantly impacted by COVID-19. Segment contribution was also adversely impacted by lower aircraft utilization and higher crew travel costs related to the operational disruptions described in the segment revenue discussion above, as well as higher commercial passenger airfares. In addition, segment contribution was negatively impacted by higher heavy maintenance expense and a decrease in AMC passenger flying. These items were partially offset by higher yields (net of fuel), primarily driven by increased cargo flying for the AMC and the impact of new and extended long-term contracts.

In Dry Leasing, segment revenue in the third quarter of 2022 was relatively unchanged compared with the prior-year period. Higher segment contribution was primarily due to lower interest expense related to the scheduled repayment of debt.

Unallocated income and expenses, net, decreased during the quarter primarily due to a $15.2 million adjustment to paid time-off benefits recorded in 2021 related to our new CBA, lower interest expense related to our adoption of the amended accounting guidance for convertible notes and lower professional fees.

Reported earnings in the third quarter of 2022 included an effective income tax rate of 23.2%. On an adjusted basis, our results reflected an effective income tax rate of 22.6%.

Nine-Month Results

For the nine months ended September 30, 2022, our reported net income totaled $229.9 million, or $6.82 per diluted share, compared with net income of $316.6 million, or $10.52 per diluted share, in the prior-year period (which included $40.9 million, $31.9 million after tax, of CARES Act grant income).

On an adjusted basis, EBITDA totaled $612.4 million in the first nine months of 2022 compared with $705.6 million in the first nine months of 2021. For the nine months ended September 30, 2022, adjusted net income totaled $264.9 million, or $9.04 per diluted share, compared with $339.4 million, or $11.44 per diluted share, in the first nine months of 2021.

Fleet

We took delivery of the first two of our four new 747-8Fs in May and October 2022. Based on the updated timeline provided by Boeing, the remaining two aircraft are anticipated to be delivered during the fourth quarter of 2022 and the first quarter of 2023. As announced in February 2022, all four of these aircraft are placed with customers under long-term agreements.

As announced in September 2022, all four of our new and incoming 777-200LRFs have been placed with MSC under a long-term ACMI contract. Reflecting Boeing’s current expectations, we anticipate the first aircraft to be delivered late in the fourth quarter of this year and three more throughout 2023.

As previously disclosed, we are purchasing five of our existing 747-400Fs at the end of their leases during the course of this year, three of which were acquired between March and August 2022. We expect to complete the remaining two aircraft acquisitions in the fourth quarter of 2022.

Cash

At September 30, 2022, our cash, including cash equivalents and restricted cash, totaled $476.0 million compared with $921.0 million at December 31, 2021.

The change in position resulted from cash used for investing and financing activities, including $290.1 million for pre-delivery payments for our new aircraft (of which $120.1 million related to a final payment for a 747-8F, and in early October, we completed the acquisition of that aircraft and received financing proceeds of $140.0 million), $216.6 million related to the settlement of our 2015 Convertible Notes and $100.0 million for our accelerated share repurchase program, partially offset by cash provided by operating activities.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include Adjusted EBITDA; Adjusted net income; Adjusted Diluted EPS; Adjusted effective tax rate; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Net income; Diluted EPS; Effective tax rate; and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP, respectively.

Our management uses these non-GAAP financial measures in assessing the performance of the company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. For example:

•	Adjusted EBITDA; Adjusted net income; and Adjusted Diluted EPS provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance. In addition, management’s incentive compensation is determined, in part, by using Adjusted EBITDA and Adjusted net income.

•	Adjusted effective tax rate provides insight into the tax effects of our ongoing business operations.

•	Free Cash Flow helps investors assess our ability, over the long term, to create value for our shareholders as it represents cash available to execute our capital allocation strategy.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers the broadest array of Boeing 747, 777, 767 and 737 aircraft for domestic, regional and international cargo and passenger operations.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasairworldwide.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “could,” “would,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements speak only as of the date of this release. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon; the possibility that Amazon may terminate its agreements with the companies; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives, pilots and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; changes in U.S. and non-U.S. government trade and tax policies; economic conditions; the impact of geographical events or health epidemics such as the COVID-19 pandemic; the impact of COVID-19 vaccine mandates; our compliance with the requirements and restrictions under the Payroll Support Program; the effects of any hostilities or act of war or any terrorist attack; significant data breach or disruption of our information technology systems; labor costs and relations, work stoppages and service slowdowns; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; geopolitical events; weather conditions; natural disasters; government legislation and regulation; border restrictions; consumer perceptions of the companies’ products and services; anticipated and future litigation; the risk that the proposed transaction may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by Atlas Air Worldwide’s stockholders; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the possibility that competing offers or acquisition proposals for Atlas Air Worldwide will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Atlas Air Worldwide to pay a termination fee; incurring substantial costs related to the proposed transaction, such as legal, accounting, financial advisory and integration costs; the effect of the announcement, pendency of the proposed transaction, or any failure to successfully complete the proposed transaction on Atlas Air Worldwide’s ability to attract, motivate or retain key executives, pilots and associates, its ability to maintain relationships with its customers, including Amazon.com, Inc., vendors, service providers and others with whom it does business, or its operating results and business generally; risks related to the proposed transaction diverting management’s attention from Atlas Air Worldwide’s ongoing business operations; the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (i) any other risks discussed in Atlas Air Worldwide’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”) and Atlas Air Worldwide’s subsequent quarterly reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission (the “SEC”), and, in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and the quarterly reports and (ii) other risk factors identified from time to time in other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2022 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law and expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Participants in the Solicitation

Atlas Air Worldwide and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Atlas Air Worldwide in favor of the proposed transaction. Information about Atlas Air Worldwide’s directors and executive officers is set forth in Atlas Air Worldwide’s Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2022. To the extent holdings of Atlas Air Worldwide’s securities by its directors or executive officers have changed since the amounts set forth in such 2022 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of Atlas Air Worldwide’s participants in the solicitation, which may, in some cases, be different than those of Atlas Air Worldwide’s stockholders generally, is included in Atlas Air Worldwide’s definitive proxy statement relating to the proposed transaction, which was filed with the SEC on October 19, 2022.

Additional Information and Where to Find It

This release may be deemed to be solicitation material in respect of the proposed acquisition of Atlas Air Worldwide by Rand Parent, LLC. In connection with the proposed transaction, on October 19, 2022, AAWW filed a definitive proxy statement with the SEC. INVESTORS AND STOCKHOLDERS OF ATLAS AIR WORLDWIDE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ATLAS AIR WORLDWIDE’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Atlas Air Worldwide by directing a request to Atlas Air Worldwide Investor Relations, 2000 Westchester Avenue, Purchase, NY or at tel: +1 914 701 8200 or email: InvestorRelations@atlasair.com.

No Offer or Solicitation

This release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Operating Revenue	$1,124,554	$1,016,100	$3,341,681	$2,867,832

Operating Expenses
Aircraft fuel	352,289	216,638	982,508	594,458
Salaries, wages and benefits	264,685	231,437	848,610	642,417
Maintenance, materials and repairs	116,622	102,819	343,576	356,499
Depreciation and amortization	78,431	73,468	224,991	207,918
Travel	57,237	42,966	152,724	120,585
Navigation fees, landing fees and other rent	41,319	46,622	119,764	138,918
Passenger and ground handling services	33,138	40,268	102,821	121,837
Aircraft rent	13,603	15,485	39,211	53,928
Gain on disposal of flight equipment	-	(810)	(6,221)	(794)
Special charge	6,299	-	8,932	-
Transaction-related expenses	6,889	168	6,889	486
Other	62,284	63,106	172,576	183,366
Total Operating Expenses	1,032,796	832,167	2,996,381	2,419,618

Operating Income	91,758	183,933	345,300	448,214

Non-operating Expenses (Income)
Interest income	(2,426)	(159)	(3,539)	(559)
Interest expense	19,177	27,173	59,524	81,345
Capitalized interest	(3,080)	(2,335)	(10,183)	(5,456)
Loss on early extinguishment of debt	-	-	689	-
Unrealized loss on financial instruments	-	-	-	113
Other (income) expense, net	(138)	3,136	81	(41,174)
Total Non-operating Expenses (Income)	13,533	27,815	46,572	34,269

Income before income taxes	78,225	156,118	298,728	413,945
Income tax expense	18,125	36,583	68,859	97,367

Net Income	$60,100	$119,535	$229,869	$316,578
Earnings per share:
Basic	$2.12	$4.12	$8.07	$10.98

Diluted	$1.79	$3.91	$6.82	$10.52

Weighted average shares:
Basic	28,326	29,023	28,472	28,844

Diluted	34,066	30,547	34,143	30,117

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$465,499	$910,965
Restricted cash	10,473	10,052
Accounts receivable, net of allowance of $2,039 and $4,003, respectively	259,663	305,905
Prepaid expenses, assets held for sale and other current assets	96,265	99,100
Total current assets	831,900	1,326,022
Property and Equipment
Flight equipment	5,803,732	5,449,100
Ground equipment	110,034	101,824
Less: accumulated depreciation	(1,466,810)	(1,319,636)
Flight equipment purchase deposits and modifications in progress	483,086	352,422
Property and equipment, net	4,930,042	4,583,710
Other Assets
Operating lease right-of-use assets	114,999	138,744
Deferred costs and other assets	305,516	329,971
Intangible assets, net and goodwill	60,274	64,796
Total Assets	$6,242,731	$6,443,243

Liabilities and Equity
Current Liabilities
Accounts payable	$93,959	$82,885
Accrued liabilities	611,591	641,978
Current portion of long-term debt and finance leases	397,875	639,811
Current portion of long-term operating leases	53,988	55,383
Total current liabilities	1,157,413	1,420,057
Other Liabilities
Long-term debt and finance leases	1,578,888	1,655,075
Long-term operating leases	125,251	166,022
Deferred taxes	415,683	354,798
Financial instruments and other liabilities	32,752	37,954
Total other liabilities	2,152,574	2,213,849
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized; 35,271,413 and 34,707,860 shares issued, 28,364,198 and 29,215,702 shares outstanding (net of treasury stock), as of September 30, 2022 and December 31, 2021, respectively	352	347
Additional paid-in capital	871,099	934,516
Treasury stock, at cost; 6,907,215 and 5,492,158 shares, respectively	(337,626)	(225,461)
Accumulated other comprehensive income (loss)	59	(511)
Retained earnings	2,398,860	2,100,446
Total stockholders’ equity	2,932,744	2,809,337
Total Liabilities and Equity	$6,242,731	$6,443,243

1.	Balance sheet debt at September 30, 2022 totaled $1,976.8 million, including the impact of debt issuance costs of $18.1 million, compared with $2,294.9 million, including the impact of $31.5 million of unamortized discount and debt issuance costs of $22.7 million at December 31, 2021.
2.	The face value of our debt at September 30, 2022 totaled $1,994.9 million, compared with $2,349.1 million on December 31, 2021.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Nine Months Ended
	September 30, 2022	September 30, 2021
Operating Activities:
Net Income	$229,869	$316,578

Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and amortization	262,881	265,231
Reversal of expected credit losses	(538)	(377)
Loss on early extinguishment of debt	689	-
Special charge	8,932	-
Unrealized loss on financial instruments	-	113
Gain on disposal of flight equipment	(6,221)	(794)
Deferred taxes	67,848	96,053
Stock-based compensation	9,438	10,653
Changes in:
Accounts receivable	49,129	(15,785)
Prepaid expenses, current assets and other assets	(17,008)	(43,297)
Accounts payable, accrued liabilities and other liabilities	(29,444)	(19,442)
Net cash provided by operating activities	575,575	608,933
Investing Activities:
Capital expenditures	(79,230)	(64,132)
Purchase deposits and payments for flight equipment and modifications	(493,826)	(346,028)
Investment in joint ventures	(9,341)	(2,424)
Proceeds from disposal of flight equipment	13,500	9,470
Net cash used for investing activities	(568,897)	(403,114)
Financing Activities:
Proceeds from debt issuance	230,000	23,948
Payment of debt issuance costs	(2,176)	(1,274)
Payments of debt and finance lease obligations	(580,402)	(271,078)
Purchase of treasury stock	(100,000)	-
Customer maintenance reserves and deposits received	12,911	13,491
Customer maintenance reserves paid	-	(35,608)
Treasury shares withheld for payment of taxes	(12,056)	(7,438)
Net cash used for financing activities	(451,723)	(277,959)
Net decrease in cash, cash equivalents and restricted cash	(445,045)	(72,140)
Cash, cash equivalents and restricted cash at the beginning of period	921,017	856,281
Cash, cash equivalents and restricted cash at the end of period	$475,972	$784,141

Noncash Investing and Financing Activities:

Acquisition of property and equipment included in Accounts payable and accrued liabilities	$15,344	$16,802
Acquisition of property and equipment acquired under operating leases	$1,119	$9,661
Acquisition of flight equipment under finance leases	$3,321	$191,913
Issuance of shares related to settlement of warrant liability	$-	$31,582
Issuance of shares related to settlement of convertible notes	$7,901	$-

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Operating Revenue:
Airline Operations	$1,086,998	$980,714	$3,225,084	$2,762,815
Dry Leasing	41,779	40,926	129,263	121,694
Customer incentive asset amortization	(9,474)	(11,332)	(29,389)	(33,256)
Other	5,251	5,792	16,723	16,579
Total Operating Revenue	$1,124,554	$1,016,100	$3,341,681	$2,867,832

Direct Contribution:
Airline Operations	$169,065	$265,260	$551,214	$666,203
Dry Leasing	13,331	10,435	42,887	31,765
Total Direct Contribution for Reportable Segments	182,396	275,695	594,101	697,968

Unallocated income and (expenses), net	(90,983)	(120,219)	(285,084)	(284,218)
Loss on early extinguishment of debt	-	-	(689)	-
Unrealized loss on financial instruments	-	-	-	(113)
Special charge	(6,299)	-	(8,932)	-
Transaction-related expenses	(6,889)	(168)	(6,889)	(486)
Gain on disposal of flight equipment	-	810	6,221	794
Income before income taxes	78,225	156,118	298,728	413,945

Add back (subtract):
Interest income	(2,426)	(159)	(3,539)	(559)
Interest expense	19,177	27,173	59,524	81,345
Capitalized interest	(3,080)	(2,335)	(10,183)	(5,456)
Loss on early extinguishment of debt	-	-	689	-
Unrealized loss on financial instruments	-	-	-	113
Other (income) expense, net	(138)	3,136	81	(41,174)
Operating Income	$91,758	$183,933	$345,300	$448,214

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct operating and ownership costs. Atlas Air Worldwide currently has the following reportable segments: Airline Operations and Dry Leasing.

Direct Contribution consists of income (loss) before taxes, excluding loss on early extinguishment of debt, unrealized loss on financial instruments, special charge, transaction-related expenses, loss (gain) on disposal of flight equipment, nonrecurring items, and unallocated expenses and (income), net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated expenses and (income), net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, other revenue, other nonoperating costs and CARES Act grant income.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2022	September 30, 2021	Percent Change
Net Income	$60,100	$119,535	(49.7)%
Impact from:
Customer incentive asset amortization	9,474	11,332
Adjustments to CBA paid time-off benefits[1]	-	15,150
Special charge[2]	6,299	-
Costs associated with transactions[3]	7,918	167
Noncash expenses and income, net[4]	-	4,821
Other, net[5]	-	(371)
Income tax effect of reconciling items	(4,945)	(5,189)
Adjusted Net Income	$78,846	$145,445	(45.8)%

Weighted average diluted shares outstanding	34,066	30,547
Less: effect of convertible notes hedges[6]	(4,731)	(717)
Adjusted weighted average diluted shares outstanding	29,335	29,830
Adjusted Diluted EPS	$2.69	$4.88	(44.9)%

	For the Nine Months Ended
	September 30, 2022	September 30, 2021	Percent Change
Net Income	$229,869	$316,578	(27.4)%
Impact from:
CARES Act grant income[7]	-	(40,944)
Customer incentive asset amortization	29,389	33,256
Adjustments to CBA paid time-off benefits[1]	2,154	15,150
Special charge[2]	8,932	-
Costs associated with transactions[3]	7,918	497
Noncash expenses and income, net[4]	-	14,239
Unrealized loss on financial instruments	-	113
Other, net[5]	(5,532)	324
Income tax effect of reconciling items	(7,854)	222
Adjusted Net Income	$264,876	$339,435	(22.0)%

Weighted average diluted shares outstanding	34,143	30,117
Less: effect of convertible notes hedges[6]	(4,831)	(442)
Adjusted weighted average diluted shares outstanding	29,312	29,675
Adjusted Diluted EPS	$9.04	$11.44	(21.0)%

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2022	September 30, 2021	Percent Change
Income before income taxes	$78,225	$156,118	(49.9)%
Impact from:
Customer incentive asset amortization	9,474	11,332
Adjustments to CBA paid time-off benefits[1]	-	15,150
Special charge[2]	6,299	-
Costs associated with transactions[3]	7,918	167
Noncash expenses and income, net[4]	-	4,821
Other, net[5]	-	(371)
Adjusted income before income taxes	101,916	187,217	(45.6)%
Interest (income) expense, net	13,671	19,858
Other (income) expense, net	(138)	3,136
Adjusted operating income	$115,449	$210,211	(45.1)%

Income tax expense	$18,125	$36,583
Income tax effect of reconciling items	(4,945)	(5,189)
Adjusted income tax expense	23,070	41,772

Adjusted income before income taxes	$101,916	$187,217
Effective tax expense rate	23.2%	23.4%
Adjusted effective tax expense rate	22.6%	22.3%

	For the Nine Months Ended
	September 30, 2022	September 30, 2021	Percent Change
Income before income taxes	$298,728	$413,945	(27.8)%
Impact from:
CARES Act grant income[7]	-	(40,944)
Customer incentive asset amortization	29,389	33,256
Adjustments to CBA paid time-off benefits[1]	2,154	15,150
Special charge[2]	8,932	-
Costs associated with transactions[3]	7,918	497
Noncash expenses and income, net[4]	-	14,239
Unrealized loss on financial instruments	-	113
Other, net[5]	(5,532)	324
Adjusted income before income taxes	341,589	436,580	(21.8)%
Interest (income) expense, net	45,802	61,091
Other (income) expense, net	81	(230)
Adjusted operating income	$387,472	$497,441	(22.1)%

Income tax expense	$68,859	$97,367
Income tax effect of reconciling items	(7,854)	222
Adjusted income tax expense	76,713	97,145

Adjusted income before income taxes	$341,589	$436,580
Effective tax expense rate	23.1%	23.5%
Adjusted effective tax expense rate	22.5%	22.3%

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2022	September 30, 2021	Percent Change
Net Income	$60,100	$119,535	(49.7)%
Interest expense, net	13,671	24,679
Depreciation and amortization	78,431	73,468
Income tax expense	18,125	36,583
EBITDA	170,327	254,265
Customer incentive asset amortization	9,474	11,332
Adjustments to CBA paid time-off benefits[1]	-	15,150
Special charge[2]	6,299	-
Costs associated with transactions[3]	7,918	167
Other, net[5]	-	(371)
Adjusted EBITDA	$194,018	$280,543	(30.8)%

	For the Nine Months Ended
	September 30, 2022	September 30, 2021	Percent Change
Net Income	$229,869	$316,578	(27.4)%
Interest expense, net	45,802	75,330
Depreciation and amortization	224,991	207,918
Income tax expense	68,859	97,367
EBITDA	569,521	697,193
CARES Act grant income[7]	-	(40,944)
Customer incentive asset amortization	29,389	33,256
Adjustments to CBA paid time-off benefits[1]	2,154	15,150
Special charge[2]	8,932	-
Costs associated with transactions[3]	7,918	497
Unrealized loss on financial instruments	-	113
Other, net[5]	(5,532)	324
Adjusted EBITDA	$612,382	$705,589	(13.2)%

1.	Adjustments to CBA paid time-off benefits in 2022 and 2021 are related to our new CBA.
2.	Special charge in 2022 represented a charge related to three CF6-80 engines held for sale and two CF6-80 engines Dry Leased to a customer.
3.	Costs associated with transactions in 2022 are related to our proposed Merger. Costs associated with transactions in 2021 are related to our acquisition of an airline.
4.	Noncash expenses and income, net in 2021 primarily related to amortization of debt discount on the convertible notes.
5.	Other, net in 2022 primarily related to a gain on the sale of six spare CF6-80 engines previously held for sale and a loss on early extinguishment of debt. Other, net in 2021 primarily related to leadership transition costs.
6.	Represents the economic benefit from our convertible notes hedges in offsetting dilution from our convertible notes as we concluded that generally there would be no economic dilution result from conversion of each of the convertible notes when our stock price is below the exercise price of the respective convertible note warrants.
7.	CARES Act grant income in 2021 related to income associated with the Payroll Support Program.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2022	September 30, 2021
Net Cash Provided by Operating Activities	$149,587	$265,827
Less:
Capital expenditures	25,037	20,773
Capitalized interest	3,080	2,335
Free Cash Flow[1]	$121,470	$242,719

	For the Nine Months Ended
	September 30, 2022	September 30, 2021
Net Cash Provided by Operating Activities	$575,575	$608,933
Less:
Capital expenditures	79,230	64,132
Capitalized interest	10,183	5,456
Free Cash Flow[1]	$486,162	$539,345

1.              Free Cash Flow = Net Cash from Operations minus Core Capital Expenditures and Capitalized Interest.

Core Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2022	September 30, 2021	Increase/ (Decrease)	September 30, 2022	September 30, 2021	Increase/ (Decrease)
Block Hours
Airline Operations
Cargo	75,899	84,512	(8,613)	234,246	255,296	(21,050)
Passenger	2,851	5,112	(2,261)	9,442	13,474	(4,032)
Other	524	739	(215)	2,134	3,306	(1,172)
Total Block Hours	79,274	90,363	(11,089)	245,822	272,076	(26,254)

Revenue Per Block Hour
Airline Operations	$13,803	$10,943	$2,860	$13,234	$10,279	$2,955
Cargo	$13,502	$10,383	$3,119	$12,944	$9,809	$3,135
Passenger	$21,832	$20,187	$1,645	$20,436	$19,187	$1,249

Average Utilization (block hours per day)
Airline Operations
Cargo	9.4	10.7	(1.3)	9.9	10.5	(0.6)
Passenger	3.1	5.6	(2.5)	3.4	4.9	(1.5)
All Operating Aircraft[1]	8.8	10.2	(1.4)	9.3	10.1	(0.8)

Fuel
Charter
Average fuel cost per gallon	$3.64	$2.06	$1.58	$3.43	$1.90	$1.53
Fuel gallons consumed (000s)	96,805	105,258	(8,453)	286,863	312,662	(25,799)

1.       Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2022	September 30, 2021	Increase/ (Decrease)	September 30, 2022	September 30, 2021	Increase/ (Decrease)
Segment Operating Fleet (average aircraft equivalents during the period)
Airline Operations[1]
747-8F Cargo	10.9	10.0	0.9	10.4	10.0	0.4
747-400 Cargo	34.8	34.6	0.2	34.6	34.3	0.3
747-400 Dreamlifter	0.7	0.6	0.1	0.4	1.0	(0.6)
747-400 Passenger	4.3	5.1	(0.8)	4.6	5.0	(0.4)
777-200 Cargo	9.0	9.0	-	9.0	9.0	-
767-300 Cargo	24.0	24.0	-	24.0	24.0	-
767-300 Passenger	5.7	4.9	0.8	5.6	4.9	0.7
767-200 Cargo	-	-	-	-	2.7	(2.7)
767-200 Passenger	-	-	-	-	0.2	(0.2)
737-800 Cargo	8.0	8.0	-	8.0	8.0	-
Total	97.4	96.2	1.2	96.6	99.1	(2.5)
Dry Leasing
777-200 Cargo	7.0	7.0	-	7.0	7.0	-
767-300 Cargo	21.0	21.0	-	21.0	21.0	-
737-300 Cargo	-	1.0	(1.0)	-	1.0	(1.0)
Total	28.0	29.0	(1.0)	28.0	29.0	(1.0)
Less: Aircraft Dry Leased to CMI customers	(21.0)	(21.0)	-	(21.0)	(21.0)	-
Total Operating Average Aircraft Equivalents	104.4	104.2	0.2	103.6	107.1	(3.5)

1.              Airline Operations average fleet excludes spare aircraft provided by CMI customers.